Exhibit 10.1

FORM OF

INCENTIVE STOCK OPTION AGREEMENT

UNDER THE

ORCHIDS PAPER PRODUCTS COMPANY STOCK INCENTIVE PLAN

THIS AGREEMENT, made this ____ day of _______, 20__, by and between Orchids Paper Products Company (“Company”), and __________________ (“Optionee”),

WITNESSETH THAT:

WHEREAS, the Board of Directors of the Company (“Board of Directors”) has adopted the Orchids Paper Products Company Stock Incentive Plan (the “Plan”) pursuant to which options covering shares of the common stock of the Company may be granted to employees of the Company; and

WHEREAS, Optionee is now an employee of the Company; and

WHEREAS, the Company desires to grant to Optionee the option to purchase certain shares of its stock under the terms of the Plan, which option is intended to qualify as an incentive stock option within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (“Code”);

NOW, THEREFORE, in consideration of the premises and of the mutual agreements hereinafter set forth, it is covenanted and agreed as follows:

1.        Grant Subject to the Plan. This option is granted under and is expressly subject to all the terms and provisions of the Plan, and the terms of the Plan are incorporated herein by reference. Optionee hereby acknowledges receipt of a copy of the Plan and agrees to be bound by all the terms and provisions of the Plan. Terms not defined herein shall have the meaning ascribed thereto in the Plan. The Committee referred to in Section 5 of the Plan (“Committee”) has been appointed by the Board of Directors, and designated by it, as the Committee to make grants of options.

2.         Grant and Terms of Option. Pursuant to action of the Committee, the Company grants to Optionee, effective _________, 20__ (“Date of Grant”), the option to purchase all or any part of ___________ (________) shares of the common stock of the Company (“Common Stock”), for a period of ten (10) years (five (5) years in the case of a 10% shareholder, as described in the Plan) from the Date of Grant, at the purchase price of _____________ per share, which is the Fair Market Value of such stock on the Date of Grant (110% of the Fair Market Value on the Date of Grant in the case of a 10% shareholder, as described in the Plan) (the “Option”); provided, however, that the right to exercise this Option shall be, and is hereby, restricted as follows:

(a)       At any time during the term of this Option on or after the Date of Grant, the Option shall be exercisable for up to __% of the total number of shares to which this Option relates, and, thereafter, this Option shall become exercisable for an additional __% of the total number of shares to which this Option relates on each annual anniversary of the Date of Grant on which the Optionee remains employed with the Company (each, a “Vesting Date”), so that the Option shall be exercisable for 100% of the total number of shares to which this Option relates on the _______ annual anniversary of the Date of Grant, provided that the Optionee continues to be employed with the Company on the Date of Grant and each such annual anniversary thereof and subject to all terms and conditions of this Agreement and the Plan. In the event that Optionee’s employment with the Company is terminated for any reason, whether voluntarily or involuntarily, before any Vesting Date, the portion of the Option that has not yet vested as of such date shall not vest and shall be forfeited immediately, except to the extent otherwise provided herein.

(b)       Notwithstanding the above, in the event of a Change in Control, as defined in the Plan, Optionee may purchase 100% of the total number of shares to which this Option relates.

(c)       In no event may the Option or any part thereof be exercised after the expiration of ten (10) years (five (5) years in the case of a 10% shareholder, as described in the Plan) from the Date of Grant.

(d)       The purchase price of the shares subject to the Option may be paid for (i) in cash, (ii) in the discretion of the Committee, by tender of shares of Common Stock already owned by Optionee, or (iii) in the discretion of the Committee, by a combination of methods of payment specified in clauses (i) and (ii), all in accordance with Section 6 of the Plan.

(e)       No shares of Common Stock may be tendered in exercise of this Option if such shares were acquired by the Optionee through the exercise of an Incentive Stock Option unless (i) such shares have been held by the Optionee for at least one year and (ii) at least two years have elapsed since such prior Incentive Stock Option was granted.

3.         Anti-Dilution Provisions. In the event that, during the term of this Agreement, there is any change in the number of shares of outstanding Common Stock of the Company by reason of stock dividends, recapitalizations, mergers, consolidations, split-ups, combinations or exchanges of shares and the like, the number of shares covered by this Agreement and the price thereof may be adjusted, to the same proportionate number of shares and price as in this original Agreement.

4.         Investment Purpose and Other Restrictions on Transfer. Optionee represents that, in the event of the exercise by Optionee of the Option hereby granted, or any part thereof, Optionee intends to purchase the shares acquired on such exercise for investment and not with a view to resale or other distribution; except that the Committee, at its election, may waive or release this condition as it deems advisable or necessary in the event the shares acquired on exercise of the Option are registered under the Securities Act of 1933, or upon the happening of any other contingency warranting the release of such condition. Optionee agrees that the certificates evidencing the shares acquired by Optionee on exercise of all or any part of the Option, may bear a restrictive legend, if appropriate, indicating any restrictions on the transfer thereof, which legend may be in such form as the Company shall determine to be proper.

5.         Non-Transferability. Neither the Option hereby granted nor any rights thereunder or under this Agreement may be assigned, transferred or in any manner encumbered except by will or the laws of descent and distribution, and any attempted assignment, transfer, mortgage, pledge or encumbrance except as herein authorized, shall be void and of no effect. The Option may be exercised during Optionee’s lifetime only by Optionee or his guardian or legal representative.

6.         Termination of Employment. In the event of the termination of employment of Optionee other than by death, Optionee may exercise the option, to the extent he was entitled to exercise it on the date of termination of employment, at any time within three (3) months after such termination, but not after ten (10) years (five (5) years, if applicable) from the Date of Grant. If Optionee terminates employment on account of disability, his Option shall become fully vested (if not already fully vested) and he may exercise such option at any time within one year of the termination of his employment, but not after ten (10) years (five (5) years, if applicable) from the Date of Grant. For this purpose, Optionee shall be deemed to be disabled if he is permanently and totally disabled within the meaning of Section 422(c)(6) of the Code, which, as of the date hereof, shall mean that he is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months. Optionee shall be considered disabled only if he furnishes such proof of disability as the Committee may require. To the extent that Optionee was not entitled to exercise this Option at the date of termination of employment, or to the extent this Option is not exercised within the time specified herein, this Option shall terminate.

7.         Death of Optionee. In the event of the death of Optionee during the term of this Agreement and while he is employed by the Company (or its Parent or a Subsidiary), or within three (3) months after the termination of his employment (or one year in the case of the termination of employment of an Optionee who is disabled as provided in above), this Option shall become fully vested (if not already fully vested) and may be exercised by a legatee or legatees of Optionee under his last will, or by his personal representatives or distributees, at any time within a period of one year after his death, but not after ten (10) years (five (5) years, if applicable) from the Date of Grant, and only if he was entitled to exercise the option at the date of his death. To the extent that the Optionee was not entitled to exercise this Option at the date of death, or to the extent this Option is not exercised within the time specified herein, this Option shall terminate.

8.         Shares Issued on Exercise of Option. It is the intention of the Company that on any exercise of the Option it will transfer to Optionee shares of its authorized but unissued stock or transfer Treasury shares, or utilize any combination of Treasury shares and authorized but unissued shares, to satisfy its obligations to deliver shares on any exercise hereof.

9.         Committee Administration. The Option has been granted pursuant to a determination made by the Committee, and such Committee or any successor or substitute committee authorized by the Board of Directors or the Board of Directors itself, subject to the express terms of this option, shall have plenary authority to interpret any provision of the Option and to make any determinations necessary or advisable for the administration of the Option and the exercise of the rights herein granted, and may waive or amend any provisions hereof in any manner not adversely affecting the rights granted to Optionee by the express terms hereof.

10.       Option an Incentive Stock Option. It is intended that this Option shall be treated as an incentive stock option under Section 422 of the Internal Revenue Code of 1986, as amended.

11.       No Contract of Employment. Nothing contained in this Agreement shall be considered or construed as creating a contract of employment for any specified period of time.

12.       Severability. Any word, phrase, clause, sentence or other provision herein which violates or is prohibited by any applicable law, court decree or public policy shall be modified as necessary to avoid the violation or prohibition and so as to make this Agreement enforceable as fully as possible under applicable law, and if such cannot be so modified, the same shall be ineffective to the extent of such violation or prohibition without invalidating or affecting the remaining provisions herein.

13.       Non-Waiver of Rights. The Company’s failure to enforce at any time any of the provisions of this Agreement or to require at any time performance by Optionee of any of the provisions hereof shall in no way be construed to be a waiver of such provisions or to affect either the validity of this Agreement, or any part hereof, or the right of the Company thereafter to enforce each and every provision in accordance with the terms of this Agreement.

14.       Entire Agreement; Amendments. No modification, amendment or waiver of any of the provisions of this Agreement shall be effective unless in writing specifically referring hereto, and signed by the parties hereto. This Agreement supersedes all prior agreements and understandings between Optionee and the Company to the extent that any such agreements or understandings conflict with the terms of this Agreement.

15.       Assignment. This Agreement shall be freely assignable by the Company to and shall inure to the benefit of, and be binding upon, the Company, its successors and assigns and/or any other entity which shall succeed to the business presently being conducted by the Company.

16.       Choice of Forum and Governing Law. In light of the Company’s substantial contacts with the State of Oklahoma, the parties’ interests in ensuring that disputes regarding the interpretation, validity and enforceability of this Agreement are resolved on a uniform basis, and the Company’s execution of, and the making of, this Agreement in Oklahoma, the parties agree that: (i) any litigation, validity and/or enforceability of the Agreement, shall be filed and conducted exclusively in the state or federal courts in Mayes County, Oklahoma; and

(ii) the agreement shall be interpreted in accordance with and governed by the laws of the State of Oklahoma, without regard for any conflict of law principles.

IN WITNESS WHEREOF, the Company has caused this Agreement to be executed on its behalf by the undersigned officer pursuant to due authorization, and Optionee has signed this Agreement to evidence Optionee’s acceptance of the Option herein granted and of the terms hereof, all as of the date hereof.

COMPANY

By:
ATTEST:

Secretary

Optionee

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